EXHIBIT 5.1

May 2, 2005

Sound Surgical Technologies Inc.

357 South McCaslin Boulevard

Suite 100

Louisville, Colorado 80027-2932

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

We are acting as counsel to Sound Surgical Technologies Inc., a Delaware corporation (the “Company”), in connection with the registration of 4,031,000 shares of the Company’s Common Stock, par value $0.0001 per share, including shares subject to an over-allotment option and 231,000 shares subject to an underwriter’s warrant (collectively, the “Shares”), pursuant to a Registration Statement on Form SB-2 (Registration No. 333-121472), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares are being sold by the Company and the Selling Stockholder identified as such in the Registration Statement.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We are not licensed to practice law in the State of Delaware, and our opinions as to the Delaware General Corporation Law are based solely on our review of standard compilations of the official statutes of Delaware.

Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company and the Selling Stockholder have been duly authorized by the Company, and the Shares to be registered for sale by the Selling Stockholder are, and the Shares to be registered for sale by the Company, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours,

ROBERT W. WALTER, P.C.

A Professional Corporation

/s/    Robert W. Walter, P.C.